COMPOSITE
                                   BYLAWS OF

                          PICCADILLY CAFETERIAS, INC.
                                (The "Company")

                                   ARTICLE I

                                    OFFICES


     SECTION 1.1. OFFICES. The principal business office of the Company shall be at Baton Rouge, Louisiana. The Company may have such other business offices within or without the State of Louisiana as the board of directors may from time to time establish.


                                  ARTICLE II

                                 CAPITAL STOCK

     SECTION 2.1. CERTIFICATE REPRESENTING SHARES. Shares of the capital stock of the Company shall be represented by certificates in such form or forms as the board of directors may approve, provided that such form or forms shall comply with all applicable requirements of law or of the articles of incorporation. Such certificates shall be signed by the chief executive officer, or an executive vice president, and by the secretary or an assistant secretary, of the Company and may be sealed with the seal of the Company or imprinted or otherwise marked with a facsimile of such seal. In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Company itself or an employee thereof, the signature of any or all of the foregoing officers of the Company may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and issuance and delivery of such certificate by the Company shall constitute adoption thereof by the Company. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Company.

     SECTION 2.2. STOCK CERTIFICATE BOOK AND SHAREHOLDERS OF RECORD. In the absence of a duly appointed transfer agent or registrar, the secretary of the Company shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Company, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of shareholders as they appear on the stock certificate book shall be the official list of shareholders of record of the Company for all purposes. The Board of Directors may appoint a transfer agent or registrar to maintain the stock register and to record transfer of shares thereon. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

     SECTION 2.3. SHAREHOLDER'S CHANGE OF NAME OR ADDRESS. Each shareholder shall promptly notify the secretary of the Company, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the shareholder from that as it appears upon the official list of shareholders of record of the Company. The secretary of the Company shall then enter such changes into all affected Company records, including, but not limited to, the official list of shareholders of record.

     SECTION 2.4. TRANSFER OF STOCK. The shares represented by any certificate of the Company are transferable only on the books of the Company by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The board of directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

     SECTION 2.5. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint one or more transfer agents or registrars of the shares, or both and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

     SECTION 2.6. LOST, STOLEN OR DESTROYED CERTIFICATES. The Company may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the board of directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

     SECTION 2.7. FRACTIONAL SHARES. Only whole shares of the stock of the Company shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in there exercise of powers delegated by the directors, shall take such measures consistent with the law, the articles of incorporation and these bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.


                                  ARTICLE III

                             SHAREHOLDERS MEETINGS

     SECTION 3.1. ANNUAL MEETING. Commencing in the calendar year 1979, the annual meeting of the shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Company, at 10:00 a.m. local time, on the first Monday in November of each year unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday; or at such other place and time as may be designated by the board of directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Company.

     SECTION 3.2. SPECIAL MEETING. Special meetings of shareholders may be called at any time by the chief executive officer or the board of directors. At any time, upon written request of any shareholder or shareholders holding in the aggregate one-tenth of the total voting power, the secretary shall call a special meeting of shareholders to be held at the registered office at such time as the secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request, and if the secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so.





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                                  ARTICLE IV

                            THE BOARD OF DIRECTORS

     SECTION 4.1. NUMBER, QUALIFICATIONS AND TERM. The business and affairs of the Company shall be managed and controlled by the board of directors; and, subject to any restrictions imposed by law, by the articles of incorporation, or by these bylaws, the board of directors may exercise all the powers of the Company. The board of directors shall consist of that number of members fixed in a resolution of the board of directors. Such number may be increased or decreased by a subsequent resolution, provided that no decrease shall effect a shortening of the term of any incumbent director. Except as otherwise contemplated by Section 4.10 hereof, no person who is seventy years of age or older may be nominated, elected, or appointed to serve as a member of the board of directors, nor may a person who is or will be seventy years of age or older at the beginning of the term of office of a class of the board of directors be eligible to serve as a member of that class for such term. Directors need not be residents of Louisiana or shareholders of the Company absent provision to the contrary in the articles of incorporation or laws of the State of Louisiana. The term of office of directors and the method of removing directors and appointing persons to fill vacancies on the board of directors, shall be as set forth in the articles of incorporation. Directors need not be residents of Louisiana or shareholders of the Company absent provision to the contrary in the articles of incorporation or laws of the State of Louisiana. The term of office of directors and the method of removing directors and appointing persons to fill vacancies on the board of directors, shall be as set forth in the articles of incorporation.

     SECTION 4.2. REGULAR MEETINGS. Regular meetings of the board of directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the board of directors shall determine. No notice of any kind of such regular meetings needs to be given to either old or new members of the board of directors.
     SECTION 4.3. SPECIAL MEETINGS. Special meetings of the board of directors shall be held at any time by call of the chief executive officer, president, the secretary or by a majority of the directors. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or by telegraph or telephone at least one day before such meeting. Except as otherwise provided by law, by the articles of incorporation, or by these bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice, of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 4.4. QUORUM. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business and act of not less than a majority of such quorum of the directors shall be required in order to constitute the act of the board of directors, unless the act of a greater number shall be required by law, by the articles of incorporation or by these bylaws.

     SECTION 4.5. PROCEDURE AT MEETINGS. The board of directors, at each regular meeting held immediately following the annual meeting of shareholders, shall appoint one of their number as chairman of the board of directors. The chairman of the board shall preside at meetings of the board. In his absence at any meeting, any officer authorized by these bylaws or any member of the board selected by the members present shall preside. The secretary of the Company shall act as secretary at all meetings of the board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the board of directors, the business shall be transacted in such order as the board may from time to time determine.

     SECTION 4.6. PRESUMPTION OF ASSENT. Any director of the Company who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 4.7. ACTION WITHOUT A MEETING. Any action required by statute to be taken at a meeting of the directors of the Company, or which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each director entitled to vote at such meeting, and such consent shall have the same force and effect as a unanimous vote of the directors. Such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

     SECTION 4.8. COMPENSATION. Directors, by resolution of the board of directors, shall receive such compensation and reimbursement for expense as the board of directors may establish. Nothing herein shall preclude any director from serving the Company in any other capacity or receiving compensation therefor.

     SECTION 4.9. EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a authority of the number of directors fixed by these bylaws, may designate an executive committee, which committee shall consist of two or more of the directors of the Company. Such executive committee may exercise such majority of the board of directors in the business and affairs of the Company as the board of directors may by resolution duly delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the number of directors fixed by the bylaws whenever in the judgment of the board the best interests of the Company will be served thereby.

     The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Company.

     SECTION 4.10. ADVISORY DIRECTORS. The board of directors may for its convenience, and at its discretion, appoint from time to time one or more advisory directors. The term of office of an advisory director shall be one year from the date of appointment, although a person may be re-appointed for additional one-year terms. Any advisory director may be removed by the board of directors whenever in its judgment the best interests of the Company are served thereby. Appointment of an advisory director shall not of itself create any contractual rights. An advisory director may be furnished with notice, if any, of each regular and special meeting of the board of directors, together with copies of any board materials provided to the members of the board of directors before or during such meetings, and may attend such board meetings, provided that the chairman of the board of directors shall have the power not to provide any such material to the advisory directors as he in good faith believes should only be made available to the voting members of the board. Solely in the discretion of the board of directors, an advisory director may also be furnished with notice of a meeting of any committee of the board of directors, together with copies of any committee materials provided to the members of such committee before or during such meetings, and may attend such committee meetings. Notwithstanding the foregoing, an advisory director shall not be counted for purposes of determining whether a quorum of the board of directors or any committee thereof exists for transacting business, nor may an advisory director vote or execute a written consent of directors or committee members on any matter that may come before the board of directors or any committee thereof. An advisory director shall not have responsibility for the management or control of the business and affairs of the Company. Each advisory director shall be reimbursed for reasonable and necessary expenses actually incurred by such advisory director in connection with attending a board or committee meeting and shall receive an attendance fee for each meeting attended in the same amount as is paid to non-officer members of the board of directors for attending such meetings. Notwithstanding the foregoing, an advisory director shall not be entitled to any monthly or annual fee or retainer for serving as an advisory director or attending any board or committee meeting.


                                   ARTICLE V

                                   OFFICERS

     SECTION 5.1. NUMBER. The officers of the Company shall consist of a chairman of the board of directors, a chief executive officer, a president, one or more senior executive vice presidents, executive vice presidents, and vice presidents, a secretary and a treasurer; and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the board of directors. Any two or more offices may be held by the same person except that the president and secretary shall not be the same person. In its discretion, the board of directors may leave unfilled any office except those of chief executive officer, president, treasurer and secretary.

     SECTION 5.2. ELECTION; TERM; QUALIFICATION. Officers shall be chosen by the board of directors annually at the meeting of the board of directors following the annual shareholders' meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

     SECTION 5.3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

     SECTION 5.4. VACANCIES. Any vacancy in any office for any cause may be filled by the board of directors at any meeting.

     SECTION 5.5. DUTIES. The officers of the Company shall have such powers and duties, except as modified by the board of directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the board of directors and by these bylaws.

     SECTION 5.6A. THE CHAIRMAN OF THE BOARD. The directors may elect from their number a Chairman of the Board who shall be an officer of the Company and who shall preside at all meetings of the Board of Directors. He shall perform such duties as the Board of Directors may prescribe.

     SECTION 5.6B. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Company shall have general direction of the operations of the Company and general supervision over its officers, subject, however, to the control of the board of directors. He shall at each annual meeting, and from time to time, report to the shareholders and to the board of directors all matters within his knowledge which, in his opinion, the interest of the Company may require to be brought to the notice of such persons. He may sign, with the secretary, any or all certificates of stock of the Company. Without in any way limiting powers otherwise granted to him or to any other officer, he shall be authorized to sign and execute in the name of the Company all contracts or other instruments in the usual and regular course of business, pursuant to section 6.2 hereof, and to execute leases, sales, easements, servitudes, restrictive covenants, mortgages and other encumbrances on behalf of the corporation containing such terms and conditions as he may deem appropriate and in the best interest of the corporation. The chief executive officer in general shall perform all duties incident to the office of the chief executive officer and such other duties from time to time may be assigned to him by the board of directors or as are prescribed by these bylaws.

     SECTION 5.6C. THE PRESIDENT. At the request of the chief executive officer, or in his absence or disability, the president shall perform the duties of the chief executive officer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the chief executive officer. Any action taken by the president in the performance of the duties of the chief executive officer shall be conclusive evidence of the absence or inability to act of the chief executive officer at the time such action was taken. The president shall perform such other duties as may, from time to time, be assigned him by the board of directors, the chairman of the board or the chief executive officer. The president may sign, with the secretary, certificates of stock of the Company.

     SECTION 5.7A. THE SENIOR EXECUTIVE VICE PRESIDENTS. At the request of the chief executive officer, or in his and the president's absence or disability, the senior executive vice presidents, in the order of their election, shall perform the duties of the chief executive officer, or, if so requested by the chief executive officer, the duties of the president, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, such office. Any action taken by a senior executive vice president in the performance of the duties of the chief executive officer or president shall be conclusive evidence of the absence or inability to act of the chief executive officer or president at the time such action was taken. The senior executive vice presidents shall perform such other duties as may, from time to time, be assigned to them by the board of directors, the chairman of the board of directors or the president. A senior executive vice president may sign, with the secretary, certificates of stock of the Company.

     SECTION 5.7B. EXECUTIVE VICE PRESIDENTS. The executive vice presidents shall perform such duties and have such powers as the board of directors may prescribe and as the chief executive officer, president or a senior executive vice president may assign or authorize by delegation, subject to the general supervision of such delegating officer.

     SECTION 5.7C. VICE PRESIDENTS. The vice presidents shall perform such duties and have such powers as the board of directors may prescribe and as the chief executive officer, president, a senior executive vice president or an executive vice president may assign or authorize by delegation, subject to the general supervision of such delegating officer.

     SECTION 5.8. SECRETARY. The secretary shall keep the minutes of all meetings of the shareholders, of the board of directors, and of the executive committee, if any, of the board of directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He shall be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the board of directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the board of directors, the chief executive officer or the president from time to time may assign to or confer on him.

     SECTION 5.9. TREASURER. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the Company, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

     SECTION 5.10. ASSISTANT OFFICERS. Any assistant secretary or assistant treasurer appointed by the board of directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

     SECTION 5.11. SALARIES. The salaries or other compensation of the officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

     SECTION 5.12. BONDS OF OFFICERS. The board of directors may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the board of directors.

     SECTION 5.13. DELEGATION. The board of directors may delegate temporarily the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.


                                  ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.1. DIVIDENDS. Dividends on the outstanding shares of the Company, subject to the provisions of the articles of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Company in cash, in property, or in the Company's own shares, but only out of the unreserved and unrestricted earned surplus of the Company, except as otherwise allowed by law.

     Subject to limitations upon the authority of the board of directors imposed by law or by the articles of incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the board of directors.

     SECTION 6.2. CONTRACTS. The chief executive officer shall have the power and authority to execute, on behalf of the Company, contracts or instruments in the usual and regular course of business, and in addition the board of directors, chairman or the chief executive officer may authorize any officer or officers, agent or agents, of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Unless so authorized by the board of directors or the chief executive officer, or by these bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

     SECTION 6.3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officers or employees of the Company as shall from time to time be authorized pursuant to these bylaws or by resolution of the board of directors.

     SECTION 6.4. DEPOSITORIES. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks or other depositories as the board of directors may from time to time designate, and upon such terms and conditions as shall be fixed by the board of directors. The board of directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

     SECTION 6.5. ENDORSEMENT OF STOCK CERTIFICATES. Subject to the specific directions of the board of directors, any share or shares of stock issued by any corporation and owned by the Company, including required shares of the Company's own stock, may for sale or transfer, be endorsed in the name of the Company by the chief executive officer, president or any senior executive vice president; and such endorsement may be attested or witnessed by the secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

     SECTION 6.6. CORPORATE SEAL. The corporate seal shall be in such form as the board of directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Company.

     SECTION 6.7. FISCAL YEAR. The fiscal year of the Company shall begin and end on such dates as the board of directors at any time shall determine.

     SECTION 6.8. BOOKS AND RECORDS. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     SECTION 6.9. RESIGNATIONS. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     SECTION 6.10. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in case of action by or in the right of the Company, the indemnity shall be limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Company unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The indemnification provided by or granted pursuant to this Section 6.10 shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any law, statute, by-law, agreement, authorization of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representatives. If any indemnification which would otherwise be granted by this section 6.10 shall be disallowed by any competent court or administrative body as illegal or against public policy, then any director or officer with respect to whom such adjudication was made, and any other officer or director, shall be indemnified to the fullest extent permitted by law and public policy, it being the express intent of the Company to indemnify its officers and directors to the fullest extent possible in conformity with these bylaws, all applicable laws, and public policy.

     SECTION 6.11. MEETINGS BY TELEPHONE. Subject to the provisions required or permitted by these bylaws or the laws of the State of Louisiana for notice of meetings, shareholders, members of the board of directors, or members of any committee designated by the board of directors may participate in and hold any meeting required or permitted under these bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 6.12. CONTROL SHARE ACQUISITION STATUTE. The Company expressly waives the benefits of La. R.S. 12:135-140.2, as they may be amended from time to time.


                                  ARTICLE VII

                                  AMENDMENTS

     SECTION 7.1. AMENDMENTS. These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by a majority of the board of directors at any duly held meeting of directors or by the holders of a majority of the shares represented at any duly held meeting of shareholders; provided that notice of such proposed action shall have been contained in the notice any such meeting.



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